As filed with the Securities and Exchange Commission on September 30, 2026

Registration No. 333-299017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	33-1227980
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Washington Street, Suite 100, Reno, NV 89503
Tel: (775) 473-4744
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Melsert
Chief Executive Officer
100 Washington Street, Suite 100,
Reno, NV 89503
Tel: (775) 473-4744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Amy Bowler

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202

(303) 295-8000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☒	Non-accelerated filer	☒	Smaller reporting company
		☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

American Battery Technology Company (the “Company”) is filing this Pre-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333-299017), initially filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2026 (the “Registration Statement”), as an exhibits-only filing solely to amend and restate the exhibit index set forth in Item 16 of Part II of the Registration Statement accordingly.

Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the exhibit index. The base prospectus, the sales agreement prospectus supplement and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment

Item 16. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

Exhibit	Description	Filed Herewith	Incorporated Date	By Form	Reference Exhibit
1.1*	Form of Underwriting Agreement
1.2	ATM Sales Agreement dated April 3, 2024, by and between the Company and Virtu Americas LLC		April 3, 2024	8-K	10.1
3.1	Articles of Incorporation, as amended		September 12, 2022	10-K	3.1
3.2	Certificate of Change to Articles of Incorporation		September 11, 2023	8-K	3.1
3.3	Certificate of Amendment to Articles of Incorporation		November 14, 2024	8-K	3.1
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock		October 8, 2019	8-K	3.1
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock		February 19, 2020	8-K	3.1
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock		November 5, 2020	8-K	3.1
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock		September 20, 2024	8-K	3.1
3.8	Amended and Restated Bylaws		September 14, 2022	8-K	3.1
4.1*	Form of Certificate of Designation
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant Certificate
4.5*	Form of Stock Purchase Agreement
4.6*	Form of Unit Agreement
5.1**	Opinion of Holland & Hart LLP
5.2**	Opinion of Holland & Hart LLP
23.1**	Consent of KPMG LLP
23.2**	Consent of Holland & Hart LLP (included in Exhibit 5.1)
23.3**	Consent of Holland & Hart LLP (included in Exhibit 5.2)
23.4**	Consent of Barr Engineering Co.
23.5**	Consent of Woods Process Services, LLC
23.6**	Consent of Dahrouge Geological Consulting Ltd.
24.1**	Power of Attorney (included on the signature page to the Registration Statement as initially filed)
96.1	Technical Report Summary, Pre-Feasibility Study, Tonopah Flats Lithium Project, Esmeralda and Nye Counties, Nevada, USA, with an effective date of September 4, 2025		October 16, 2025	8-K	96.1
107**	Filing Fee Table

* To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date in connection with a specific offering.

** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on September 30, 2026.

AMERICAN BATTERY TECHNOLOGY COMPANY
a Nevada corporation

By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer, Chief Technology Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

/s/ Ryan Melsert	Chief Executive Officer, Chief Technology Officer and Director
Ryan Melsert	(Principal Executive Officer)	September 30, 2026

*	Director
Elizabeth Lowery		September 30, 2026

*	Director
Susan Yun Lee		September 30, 2026

*	Chairman of the Board, Director
D. Richard Fezell		September 30, 2026

*	Director
Lavanya Balakrishnan		September 30, 2026

*	Chief Financial Officer
Alejandro Flores Arteaga	(Principal Accounting Officer and Principal Financial Officer)	September 30, 2026

*By:	/s/ Ryan Melsert
Ryan Melsert, Attorney-in-fact